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                                                                 EXHIBIT 10(aa)


                      CANCELLATION AND SEVERANCE AGREEMENT

         THIS CANCELLATION AGREEMENT (the "Cancellation Agreement") dated this 19th day of September, 1994 by and between AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation ("American") and MICHAEL PAULK ("Paulk"), an individual.

                                  WITNESSETH:

         WHEREAS, American and Paulk entered into an Employment and Option Agreement dated July 1, 1990 as amended by Amendment Number 1 dated May 1, 1993 (herein collectively referred to as the "Employment Agreement"); and

         WHEREAS, the Employment Agreement terminates on June 30, 1995, but Paulk is desirous of terminating his relationship with American in accordance with the terms and provisions of this Cancellation Agreement; and

         WHEREAS, American has been acquired by Alexander Energy Corporation ("Alexander") pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"); and

         WHEREAS, the closing (the "Closing") of the transaction described in this Cancellation Agreement will be September 19, 1994 or at a subsequent date mutually agreed to by the parties.

         NOW, THEREFORE, in consideration of the promises herein and other valuable consideration the receipt of which is hereby acknowledged by Paulk, the parties hereto agree as follows:

         1. Aqreement of Cancellation. Effective September 1, 1994, the Employment Agreement is hereby mutually cancelled by American and Paulk and all the terms and provisions thereof are hereby terminated with neither party bearing any liability or responsibility to the other party under the Employment Agreement from the date hereof.

         2. Payments to Paulk. In consideration of Paulk terminating the Employment Agreement and his relationship with American, its parent and its subsidiaries, American agrees to pay to Paulk at Closing a cash payment of $120,000 in settlement of American's obligations under the Employment Agreement.

         3. Tulsa Office Expenses. Commencing not later than November 1, 1994, Paulk shall assume all expenses of the Tulsa, Oklahoma office of American, including without limitation, (a) all obligations and liabilities with respect to the remaining American employees (Kim Ward, Gordia Cosby and Linda Elsey) in Tulsa for severance pay or otherwise and (b) all obligations and liabilities pursuant to the Lease Agreement between American and Planet Pacific, Inc. ("Planet") for the leased premises at One Summit

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Plaza (the "Tulsa Lease"). Paulk covenants and agrees to indemnify and hold
American and Alexander harmless from any and all such costs, expenses and liabilities. Upon Paulk providing evidence satisfactory to Alexander that Planet has released, without condition, American from any and all obligations or liabilities under or pursuant to the Tulsa Lease, American shall pay Paulk, but not earlier than January 1, 1995, the sum of $125,000 less the aggregate of
(i) amounts owed by Paulk to American on such date as reflected by the books and records of American and (ii) interest on the outstanding amounts owed American by Paulk from September 1, 1994 through the date of payment by American, at a rate per annum equal to the rate charged to Alexander by its principal lending bank.

         4. Automobile Lease. At Closing, Paulk shall assume American's lease of the automobile identified on Exhibit A hereto and hereby covenants and agrees to hold American harmless for any and all costs, liabilities or expenses with respect thereto from and after September 1, 1994; provided American will continue the liability coverage, if permitted by the insurer, on such automobile until November 1, 1994.

         5. Resignation of Paulk. Effective upon the Closing, Paulk hereby submits and American and Alexander hereby accept Paulk's resignation as an employee, director or officer of American and Alexander, and any subsidiaries of American and Alexander.

         6. Release. In consideration of the mutual provisions herein contained each party hereto, on his or its behalf and on behalf all others who might assert claims based on any of their respective rights, does hereby release and discharge the other party hereto and, in the case of American, its parent, successors, affiliates, subsidiaries, partners, employees, officers, directors and agents (hereinafter sometimes referred to collectively as the "Company"), from all claims, liabilities, demands, and causes of action known or unknown, fixed or contingent, which such party may have or claim to have against the other party as a result of Paulk's past employment and the severance of that relationship and Paulk's decision to resign from the Company and does hereby covenant not to file a lawsuit to assert such claims under any such agreements, plans, programs or arrangements which shall include by example and not by limitation the Employment Agreement and claims arising under federal, state, or local laws prohibiting employment discrimination (including age discrimination) or growing out of any legal restriction on the Company's right not to continue an employment relationship with its employees. Paulk acknowledges that he may have rights under the Older Workers Benefit Protection Act (the "Act") which he hereby agrees to waive, including any statutory rights which he may have to timing for review and/or revocation of any release. Paulk further represents that he understands the nature of the waiver of his rights under the Act, and that he has had sufficient opportunity to be advised by counsel





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of his rights and the nature of this release. Notwithstanding the foregoing, any rights of indemnification which Paulk has as a result of the Oklahoma General Corporation Act or the Bylaws or Certificate of Incorporation of American shall not be impaired as a result of the foregoing.

         7. Confidentiality. Except as otherwise agreed to by American, for a term of two (2) years from the date of the Closing, Paulk shall not disclose or furnish to any other party any confidential information obtained by him as a result of his employment relating to American's or Alexander's business affairs, finances, or other confidential information without, in each case, the written consent of Alexander.

         8. Applicable Taxes. All amounts which will be paid, transferred or delivered to Paulk in accordance with the terms of this Agreement, except the payment provided for in Section 3 hereof, will be considered as additional compensation and subject to all appropriate withholding and employment taxes.

         9. Limitation on Health Benefits. Paulk agrees that in consideration of the payments provided for herein, he will not elect to continue coverage under COBRA with respect to any health plan (the "Plan") in which Paulk has been a participant; and if Paulk does elect such coverage, and if any claims are made in accordance with the terms and provisions of the Plan, American shall have a right for reimbursement from Paulk for any payments so made under the Plan.

         10. Entire Agreement. This Cancellation Agreement contains the entire understanding of the parties with respect to its subject matter. This Cancellation Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

         11. Headings. The headings contained in this Cancellation Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Cancellation Agreement.

         12. Specific Performance. Paulk acknowledges that American may not have an adequate remedy at law for money damages in the event that this Cancellation Agreement is not performed in accordance with its terms, and therefore agrees that American shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         13. Severability. If any term, provision, covenant or restriction of this Cancellation Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of





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this Cancellation Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

         14. Closinq of Aqreement. Execution of this Agreement and delivery of all amounts and the performance by the parties hereunder of their respective obligations is contingent and conditioned upon the Closing. In the event that the Closing does not occur, then, the parties under this Agreement shall have no duty to perform the required obligations under this Agreement and all prior obligations of American to Paulk, including the obligations of American to Paulk under the Employment Agreement, will continue in full force and effect.

         15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Paulk and the president or vice president of American. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Cancellation Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Cancellation Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oklahoma.

         This Cancellation Agreement is effective as to the date first above written.

"AMERICAN"                                 AMERICAN NATURAL ENERGY CORPORATION

                                           By /s/ BOB G. ALEXANDER
                                              Bob G. Alexander, President

"ALEXANDER"                                ALEXANDER ENERGY CORPORATION

                                           By /s/ BOB G. ALEXANDER
                                              Bob G. Alexander, President

"PAULK"                                    /s/ MICHAEL PAULK
                                           Michael Paulk





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